EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-06065), the Registration Statement (Form S-8 No. 333-32301), and the Registration Statement (Form S-8 No. 333-60343) pertaining to the 1992 Stock Option Plan, 1995 Equity Incentive Plan, and 1995 Directors' Stock Option Plan, and in the Registration Statement (Form SB-2 No. 33-93288 LA), the Registration Statement (Form SB-2 No. 33-03401), the Registration Statement (Form S-1 No. 333-38179), the Registration Statement (Form S-3 No. 33-11457), the Registration Statement (Form S-3 No. 333-36057), and the Registration Statement (Form S-3 No. 333-46087) of Cellegy Pharmaceuticals, Inc. of our report dated February 5, 1999, with respect to the financial statements of Cellegy Pharmaceuticals, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.

                                                               ERNST & YOUNG LLP

Palo Alto, California
March 22, 1999